Exhibit 10.1
                           AMENDED AND RESTATED
                           ASHLAND INC. INCENTIVE PLAN
                           (As amended July 15, 2004)

SECTION 1.  PURPOSE

     The purpose of the Ashland Inc. Incentive Plan is to promote the interests of Ashland Inc. and its shareholders by providing incentives to its directors, officers and employees. Accordingly, the Company may grant to selected officers and employees Option Awards, Stock Appreciation Rights Awards, Restricted Stock Awards, Incentive Awards, Performance Unit Awards and Merit Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with the Company, devote their best efforts to the Company and improve the Company's economic performance, thus enhancing the value of the Company for the benefit of shareholders. This Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with an automatic Restricted Stock Award and with discretionary Option Awards.

SECTION 2.  DEFINITIONS

     (A) "Agreement" shall mean a written agreement setting forth the terms of an Award, to be entered into at the Company's discretion.

     (B) "Attestation" means the delivery to the Company of a completed attestation form prescribed by the Company setting forth the whole shares of Common Stock owned by the Recipient which the Recipient wishes to utilize to pay the Exercise Price. The Common Stock listed on the attestation form must have been owned by the Recipient six months or longer, and not have been used to effect an Option exercise within the preceding six months, unless the Committees specifically provide otherwise.

     (C) "Award" shall mean an Option Award, a Stock Appreciation Right Award, an Incentive Award, a Performance Unit Award, a Restricted Stock Award or a Merit Award, in each case granted under this Plan.

     (D) "Beneficiary" shall mean the person, persons, trust or trusts designated by a Recipient or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Recipient's death.

     (E) "Board" shall mean the Board of Directors of the Company or its designee.

     (F) "Cashless Exercise" shall mean the procedure by which a broker provides the funds to a Recipient to effect an Option exercise. At the direction of the Recipient, the broker will either: (i) sell all of the shares received when the Option is exercised and pay the Recipient the proceeds of the sale (minus the Exercise Price, withholding taxes and any fees due to the broker); or (ii) sell enough of the shares received upon exercise of the Option to cover the Exercise Price, withholding taxes and any fees due the broker and deliver to the Recipient (either directly or through the Company) a stock certificate for the remaining shares.

     (G) "Change in Control" shall be deemed to occur (1) upon approval of the shareholders of the Company (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of the Company, other than a consolidation or merger of the Company into or with a direct or indirect wholly-owned subsidiary, in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless assets constituting 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer, or
(C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (2) when any person (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than the

Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of the Company's Common Stock outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period. Notwithstanding the foregoing, any transaction, or series of transactions, that shall result in the disposition of Ashland's interest in Marathon Ashland Petroleum LLC, including without limitation any transaction arising out of that certain
Put/Call, Registration Rights and Standstill Agreement dated January 1, 1998 among Marathon Oil Company, USX Corporation, the Company and Marathon Ashland Petroleum LLC, as amended from time to time, shall not be deemed to constitute a Change in Control.

     (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (I) "Committees" shall refer to the P&C Committee as it relates to Awards to Participants and to the G&N Committee as it relates to Awards to Outside
Directors.

     (J) "Common Stock" shall mean the Common Stock of the Company ($1.00 par value), subject to adjustment pursuant to Section 15 hereof.

     (K)  "Company"  shall  mean,   collectively,   Ashland  Inc.  and  its
Subsidiaries.

     (L) "Disability" shall mean, (i) in the case of a Participant, he or she becomes unable to perform the functions required by his or her regular job due to physical or mental illness and, in connection with the grant of an Incentive Stock Option shall be disabled if he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code and (ii) in the case of an Outside Director, when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

     (M) "Exercise Price" shall mean, with respect to each share of Common Stock subject to an Option, the price fixed by the Committees at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

     (N) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (O) "Fair Market Value" shall mean the price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange on the date and at the time selected by the Committees or as otherwise provided in this Plan.

     (P) "G&N Committee" shall mean the Governance and Nominating Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its designee.

     (Q) "Incentive Award" shall mean an Award made pursuant to Section 7 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

     (R) "Incentive Stock Option" or "ISO" shall mean an Option that is intended by the Committees to meet the requirements of Section 422 of the Code or any successor provision.

     (S) "ISO Award" shall mean an Award of an Incentive Stock Option pursuant to Section 10 hereof.

     (T) "Merit Award" shall mean an Award of Common Stock issued pursuant to Section 9 hereof.

     (U) "Non-Employee  Director" shall mean a non-employee director within
the  meaning  of  applicable  regulatory   requirements,   including  those
promulgated under Section 16 of the Exchange Act.

     (V) "Nonqualified Stock Option" or "NQSO" shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

     (W) "Notice of Grant" shall mean a written notice setting forth the terms of an Option or SAR Award, to be entered into at the Company's discretion.

     (X) "Option" shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committees or otherwise determined pursuant to this Plan. The Committees shall designate an Option as a Nonqualified Stock Option or an Incentive Stock Option.

     (Y)  "Option  Award"  shall  mean an Award of an  Option  pursuant  to
Section 10 hereof.

     (Z) "Outside Director" shall mean a director of the Company who is not also an employee of the Company as selected by the G&N Committee to receive an Award under this Plan.

     (AA) "P&C Committee" shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be a Non-Employee Director and an outside director as defined in the regulations issued under Section 162(m) of the Code, or its designee.

     (BB) "Participant" shall mean a regular, full-time or part-time employee of the Company as selected by the P&C Committee to receive an Award under this Plan.

     (CC) "Performance Goals" shall mean performance goals as may be established in writing by the P&C Committee which may be based on earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating or achievement of business, financial or operational goals. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such performance goals may be particular to a Participant or the division or other unit in which the Participant works and/or may be based on the performance of the Company generally.

     (DD) "Performance Period" shall mean the period designated by the P&C Committee during which the performance objectives shall be measured.

     (EE)  "Performance  Unit Award"  shall mean an Award made  pursuant to
Section 8 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

     (FF) "Personal Representative" shall mean the person or persons who, upon the Disability or incompetence of a Recipient, shall have acquired on behalf of the Recipient by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

     (GG) "Plan" shall mean this Ashland Inc. Incentive Plan, as amended and restated.

     (HH) "Recipients" shall mean a Participant or an Outside Director, as appropriate.

     (II) "Restricted Period" shall mean the period designated during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period in the case of Participants shall not be less than one year from the date of grant (unless otherwise directed by the P&C Committee), and in the case of Outside Directors is the period set forth in Section 6(B) hereof.

     (JJ) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement, if any.

     (KK) "Restricted Stock Award" shall mean an Award of Restricted Stock pursuant to Section 6 hereof.

     (LL) "Retained Distributions" shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

     (MM) "Retirement" shall mean, (a) in the case of a Participant, retirement from the employ of the Company at any time as described in the Ashland Inc. and Affiliates Pension Plan or in any successor pension plan, as from time to time in effect, and (b) in the case of an Outside Director, retirement from the Board at age 72 or at any other age as the Board may from time to time determine.

     (NN) "Stock Appreciation Right" or "SAR" shall mean the right of the holder to receive the appreciation in the Fair Market Value of shares of Common Stock upon terms to be designated by the Committees or otherwise determined pursuant to this Plan. The holder of an exercisable SAR may elect to surrender the SAR and receive in exchange therefore an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender is received by the Company over the Exercise Price specified in such SAR multiplied by the number of shares of Common Stock covered by such SAR, or portion thereof, which is so surrendered. A SAR may be granted either singly or concurrently with the grant of an Option. A SAR shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of Restricted Stock and the imposition of restrictions upon the timing of exercise) which may be determined as provided in this Plan.

     (OO) "Stock Appreciation Right Award" or "SAR Award" shall mean an Award of a Stock Appreciation Right pursuant to Section 11 hereof.

     (PP)  "Subsidiary"   shall  mean  any  present  or  future  subsidiary
corporations, as defined in Section 424 of the Code, of the Company.

     (QQ) "Tax Date" shall mean the date the withholding tax obligation arises with respect to an Award.

SECTION 3.  STOCK SUBJECT TO THIS PLAN

     There will be reserved for issuance under this Plan an aggregate of 4,000,000 shares of Common Stock, par value $1.00 per share; provided, however, that of such shares only 1,000,000 shares in the aggregate shall be available for Restricted Stock Awards, Merit Awards, ISO Awards and Performance Unit Awards. Such shares shall be authorized but unissued shares of Common Stock. If any Award under this Plan shall expire or terminate for any reason without having been earned or vested in full, or if any Award shall be forfeited or deferred, the shares subject to the unearned, forfeited or deferred portion of such Award shall again be available for the purposes of this Plan. No Participant shall be granted more than a total of 250,000 Option or SAR Awards annually and no Outside Director shall be granted more than a total of 10,000 Option or SAR Awards annually.

SECTION 4.  ADMINISTRATION

     The P&C Committee shall have the exclusive authority to administer this Plan for Participants. The G&N Committee shall have the exclusive authority to administer this Plan for Outside Directors.

     In addition to any implied powers and duties that may be needed to carry out the provisions hereof, the Committees, acting individually, shall have all the powers vested in them by the terms hereof, including exclusive authority to select the Recipients, to determine the type, size and terms of the Awards to be made to each Recipient, to determine the time when Awards will be granted, and to prescribe the form of the Agreement or Notice of Grant embodying Awards made under this Plan. The Committees shall be authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, to make any other determinations which they believe necessary or advisable for the administration hereof, and to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committees deem desirable to carry it into effect. Any decision of the Committees in the administration of this Plan, as described herein, shall be final and conclusive.

SECTION 5.  ELIGIBILITY

     Awards may only be granted (i) to regular full-time or part-time employees of the Company, or (ii) as expressly provided in Sections 6(B), 10 and 11 hereof, to Outside Directors of the Company.

SECTION 6.  RESTRICTED STOCK AWARDS

(A)  Awards to Employees

     The P&C Committee may make a Restricted Stock Award to selected Participants, which Restricted Stock Awards may, at the Company's discretion and as directed by the P&C Committee, be evidenced by an Agreement which shall contain such terms and conditions as the P&C Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of such Award (which terms and conditions need not be the same in each case) shall be determined by the P&C Committee in its sole discretion. As a condition to any Restricted Stock Award hereunder, the P&C Committee may require a Participant to pay to the Company a non-refundable amount equal to, or in excess of, the par value of the shares of the Restricted Stock Award. Subject to the terms and conditions of each Restricted Stock Award, the Participant, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

     Unless otherwise determined and directed by the P&C Committee, in the event that a Restricted Stock Award has been made to a Participant whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Participant.

(B)  Awards to Outside Directors

     During the term of this Plan, each person who is hereafter duly appointed or elected as an Outside Director shall be granted, effective on the date of his or her appointment or election to the Board, a Restricted Stock Award of 1,000 shares. All Awards under this subsection (B) are subject to the limitation on the number of shares of Common Stock available pursuant to Section 3 hereof and to the terms and conditions set forth in this subsection (B) and subsection (C) below.

     As a condition to any Restricted Stock Award hereunder, the Outside Director may be required to pay to the Company a non-refundable amount equal to the par value of the shares of the Restricted Stock Award. Upon the granting of the Restricted Stock Award, such Outside Director shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid; provided, however, that subject to subsection
(C) hereof, in no case may any shares of Restricted Stock granted to an Outside Director be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period which shall not lapse until the earlier to occur of the following: (i) Retirement, (ii) the death or Disability of such Outside Director, (iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service. Unless otherwise determined and directed by the G&N Committee, in the case of voluntary resignation or other termination of service of an Outside Director prior to the occurrence of any of the events described in the preceding sentence, any Restricted Stock Award made pursuant to this subsection will be forfeited by such Outside Director.

(C) Transferability

     Subject to Section 17(B) hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which, in the case of Participants, shall be determined by the P&C Committee and, unless otherwise determined by the P&C Committee, shall not be less than one year from the date of the Restricted Stock Award, and, in the case of Outside Directors, shall be determined in accordance with subsection (B) of this Section. The P&C Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of a Restricted Stock Award, but, unless otherwise determined by the P&C Committee, such Restricted Period shall not be less than one year.

     During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the Recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in this Plan and the applicable Agreement, if any. Such certificates shall be deposited by the Recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with this Plan and the applicable Agreement, if any. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, with the exception that: (i) the Recipient will not be entitled to delivery of the stock certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) subject to Section 17(B) hereof, the Recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period; and (iv) unless otherwise determined and directed by the Committees, a breach of any restrictions, terms, or conditions provided in this Plan or established by the Committees with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

SECTION 7.  INCENTIVE AWARDS

     (A) Any Participant may receive one or more Incentive Awards, as the P&C Committee shall from time to time determine.

     (B) No later than 120 days (90 days for those Participants subject to the limitations of Code Section 162(m)) after the commencement of each Performance Period, the P&C Committee shall establish in writing one or more Performance Goals that must be reached by a Participant in order to receive an Incentive Award for such Performance Period. Except with respect to Participants subject to the limitations of Code Section 162(m), the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of these goals for any reason including the reflection of promotions, transfers or other changes in a Participant's employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Performance Goals established for Participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

     (C) The target Incentive Award is a fixed percentage of the Participant's Base Salary paid during the year. The maximum Incentive Award is 150% of the target Incentive Award. No Incentive Award shall exceed three million dollars ($3,000,000).

     (D) Payment of Incentive Awards shall be made on a date or dates fixed by the P&C Committee. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee.

     If payment of an Incentive Award shall be made all or partially in shares of Common Stock, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the original dollar amount to be paid on the payment date (or the part thereof determined by the P&C Committee to be delivered in shares of such Incentive Award) by (y) the Fair Market Value on the date the Board approves the P&C Committee's decision to pay an Incentive Award or such other date as the Board shall determine.

     (E) Unless otherwise determined and directed by the P&C Committee, an Incentive Award shall terminate if the Participant does not remain continuously employed and in good standing with the Company until the date of payment of such Award. Unless otherwise determined and directed by the P&C Committee, in the event a Participant's employment is terminated because of death, Disability or Retirement, the Participant (or his or her beneficiaries or estate) shall receive the prorated portion of the payment of an Incentive Award for which the Participant would have otherwise been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

SECTION 8.  PERFORMANCE UNIT AWARDS

     (A) Any Participant may receive one or more Performance Unit Awards, as the P&C Committee shall from time to time determine.

     (B) The Performance Goals and Performance Period applicable to a Performance Unit Award shall be set forth in writing by the P&C Committee no later than 120 days (90 days for those Participants subject to the limitations imposed by Code Section 162(m)) after the commencement of the Performance Period. Except with respect to Participants subject to the limitations of Code Section 162(m), the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of these goals for any reason including the reflection of promotions, transfers or other changes in a Participant's employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Goals established for Participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

     (C) Each Performance Unit Award shall be established in dollars or shares of Common Stock, or a combination of both, as determined by the P&C Committee. The original amount of any Performance Unit Award shall not exceed 400% of the Participant's then annual base salary and the original amount of any Performance Unit Award shall not exceed five million dollars ($5,000,000). In determining the amount of any Performance Unit Award made, in whole or in part, in shares of Common Stock, the value thereof shall be based on the Fair Market Value on the first day of the Performance Period or on such other date as the Board shall determine.

     (D) Unless otherwise determined and directed by the P&C Committee, a Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company until payment of such Performance Unit Award. Unless otherwise determined and directed by the P&C Committee, a Participant (or his or her beneficiaries or estate) whose employment was terminated because of death, Disability or Retirement will receive a prorated portion of the payment of his or her Award based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

     (E) Payment with respect to Performance Unit Awards will be made to Participants on a date or dates fixed by the P&C Committee. The amount of such payment shall be determined by the P&C Committee and shall be based on the original amount of such Performance Unit Award adjusted to reflect the attainment of the Performance Goals during the Performance Period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee.

     If payment of a Performance Unit Award established in dollars is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the amount payable by (y) the Fair Market Value on the date the Board approves the P&C Committee's decision to pay the Performance Unit Award or on such other date as the Board shall determine.

     If payment of a Performance Unit Award established in shares of Common Stock is to be made in cash or partly in cash, the amount of cash to be paid to a Participant on any payment date shall be determined by multiplying (x) the number of shares of Common Stock to be paid in cash on such payment date with respect to such Performance Unit Award, by (y) the Fair Market Value on the date the Board approves the P&C Committee's decision to pay the Performance Unit Award or on such other date as the Board shall determine. Any payment may be subject to such restrictions and conditions as the P&C Committee may determine.

SECTION 9.  MERIT AWARDS

     Any Participant may receive a Merit Award of Common Stock under this Plan for such reasons and in such amounts as the P&C Committee may from time to time determine. As a condition to any such Merit Award, the P&C Committee may require a Participant to pay to the Company a non-refundable amount equal to, or in excess of, the par value of the shares of Common Stock awarded to him or her.

SECTION 10.  OPTION AWARDS

     (A) Any Recipient may receive one or more Option Awards, as the Committees shall from time to time determine.

     (B) Designation and Price

     (1) Any Option granted under this Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Committees at the time of the grant of such Option. Only Participants may be granted ISOs. Each Option shall, at the discretion of the Company and as directed by the Committees, be evidenced by a Notice of Grant, which Notice of Grant shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committees, in their sole discretion, may determine in accordance with this Plan.

     (2) Every ISO shall provide for a fixed expiration date of not later than ten years from the date such ISO is granted. Every NQSO shall provide for a fixed expiration date of not later than ten years and one month from the date such NQSO is granted.

     (3) The Exercise Price of Common Stock issued pursuant to each Option shall be fixed by the Committees at the time of the granting of the Option; provided, however, that such Exercise Price shall in no event be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

     (C) Exercise

     The Committees may, in their sole discretion, provide for Options granted under this Plan to be exercisable in whole or in part; provided, however, that no Option shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 13 hereof or as the Committees otherwise determine in accordance with this Plan, and in no case may an Option be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by the Company of (i) notice from the holder thereof of the exercise of an Option, and (ii) payment to the Company (as provided in subsection (D) of this Section), of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed to the Company at such place and in such manner as the Company may designate from time to time.

     (D) Payment for Shares

     Except as otherwise provided in this Section, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committees may impose, the Exercise Price may be paid in whole or in part: (i) in cash; (ii) in whole shares of Common Stock owned by the Recipient and evidenced by negotiable certificates, valued at their Fair Market Value (which shares of Common Stock must have been owned by the Recipient six months or longer, and not used to effect an Option exercise within the preceding six months, unless the Committees specifically provide otherwise); (iii) by Attestation; (iv) by a combination of such methods of payment; or (v) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committees (including, without limitation, effecting a Cashless Exercise of the Option with a broker).

     (E) Continued Employment, Agreement to Serve and Exercise Period

     (1) Participants

     (a) Subject to the provisions of Section 13(D) hereof, every Option and SAR shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option (unless otherwise determined by the P&C Committee) and if the employment of the Participant shall terminate prior to the end of such one year period (or such other period determined by the P&C Committee), the Option granted to such Participant shall immediately terminate.

     (b) Every Option shall provide that in the event the Participant  dies
(i) while employed by the Company, (ii) during the periods in which Options may be exercised by a Participant determined to be Disabled, or (iii) after Retirement, such Option shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option, by the Beneficiaries of the decedent for the number of shares which the Participant could have acquired under the Option immediately prior to the Participant's death.

     (c) Every Option shall provide that in the event the employment of any Participant shall cease by reason of Disability, as determined by the P&C Committee at any time during the term of the Option, such Option shall be exercisable, at any time or from time to time prior to the fixed termination date set forth in the Option by such Participant for the number of shares which the Participant could have acquired under the Option immediately prior to the Participant's Disability. The determination by the P&C Committee of any question involving Disability of a Participant shall be conclusive and binding.

     (d) Every Option shall provide that in the event the employment of any Participant shall cease by reason of Retirement, such Option may be exercised at any time or from time to time, prior to the fixed termination date set forth in the Option for the number of shares which the Participant could have acquired under the Option immediately prior to such Retirement.

     (e) Notwithstanding any provision of this Plan to the contrary, any Option, may, in the discretion of the P&C Committee or as provided in the relevant Notice of Grant (if any), become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option for the full number of awarded shares or any part thereof, less such number as may have been theretofore acquired under the Option from and after the time the Participant ceases to be an employee of the Company as a result of the sale or other disposition by the Company of assets or property (including shares of any Subsidiary) in respect of which such Participant had theretofore been employed or as a result of which such Participant's continued employment with the Company is no longer required.

     (f) Except as provided in sub-subsections (b), (c), (d), (e) and (g) of this Section 10(E) and Section 13(D) hereof, every Option shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or thirty (30) days after cessation of the Participant's employment for any cause in respect of the number of shares which the Participant could have acquired under the Option immediately prior to such cessation of employment; provided, however, that no Option may be exercised after the fixed termination date set forth in the Option.

     (g) Notwithstanding any provision of this Section to the contrary, in the event the P&C Committee determines, in its sole and absolute discretion, that the employment of any Participant has terminated for a reason or in a manner adversely affecting the Company (which may include, without limitation, taking other employment or rendering service to others without the consent of the Company), then the P&C Committee may direct that such Participant forfeit any and all Options that he or she could otherwise have exercised pursuant to the terms of this Plan.

     (h) Each Participant granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of the Company for a period of at least one year from the date of the Notice of Grant respecting the Award (or, if no Notice of Grant is given, at least one year from the date of the Award). Such service shall, subject to the terms of any contract between the Company and such Participant, be at the pleasure of the Company and at such compensation as the Company shall reasonably determine from time to time. Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of or service to the Company or interfere in any way with the right of the Company to terminate the Participant's employment at any time.

     (i) Notwithstanding anything to the contrary herein, any Option that is an ISO shall be exercisable not later than three (3) months following the date that the employment of a Participant terminated.

     (2) Outside Directors

     If an Outside  Director's service on the Board terminates by reason of
(i)  Retirement,  (ii) the death or  Disability  of such Outside  Director,
(iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service, any Option held by such Outside Director may thereafter be exercised by the Outside Director, or in the event of death, by his or her Beneficiary to the extent it was vested and exercisable at the time of such termination (i) for a period equal to the number of years of completed Board service as of the date of such termination of the Outside Director on whose behalf the Option is exercised, or (ii) until the expiration of the stated term of such Option whichever period is the shorter. In the event of termination for any reason other than those set forth above, any Option held by such Outside Director may thereafter be exercised by the Outside Director to the extent it was vested and exercisable at the time of termination (i) for a period of one year from the date of such termination or (ii) until the expiration of the stated term of such Option, whichever period is the shorter, unless otherwise determined by the G&N Committee.

SECTION 11.  STOCK APPRECIATION RIGHT AWARDS

     The Committees may, in their discretion, grant Stock Appreciation Rights pursuant to the provisions of this Section either singly or concurrently with an Option granted under this Plan with respect to all or a portion of the shares subject to the related Option. Subject to the terms and provisions of this Section, each SAR that is granted singly shall be exercisable as determined by the Committees, and each SAR that is granted concurrently with the grant of a related Option shall be exercisable only at the same time and to the same extent the related Option is exercisable and in no event after the termination of the related Option. A SAR shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which the SAR is to be exercised shall exceed the Exercise Price per share of Common Stock subject to the SAR, or in the event that the SAR was granted concurrently with the grant of a related Option, the related Option. A SAR granted under this Plan shall be exercisable in whole or in part by notice to the Company at such place and in such manner as the Company may designate from time to time. Such notice shall state that the holder of the SAR elects to exercise the SAR and the number of shares in respect of which the SAR is being exercised.

     Subject to the terms and provisions of this Section, upon the exercise of a SAR, the Recipient shall be entitled to receive from the Company consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which such SAR has been exercised over the Exercise Price per share of Common Stock subject to either the SAR or, in the event that the SAR was granted concurrently with the grant of a related Option, the related Option. The Committees may stipulate in the Notice of Grant the form of consideration which shall be received upon the exercise of a SAR. If no consideration is specified therein, upon the exercise of a SAR, the Recipient may specify the form of consideration to be received by such Recipient, which shall be in shares of Common Stock, or in cash, or partly in cash and partly in shares of Common Stock (valued at the Fair Market Value on the date of exercise of the SAR), as the Recipient shall request; provided, however, that the Committees, in their sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock.

     Upon the exercise of a SAR that was granted concurrently with the grant of a related Option, the related Option shall be deemed exercised to the extent of the number of shares of Common Stock with respect to which such SAR is exercised and to that extent a corresponding number of shares of Common Stock shall not again be available for the grant of Awards under this Plan. Upon the exercise or termination of a related Option granted concurrently with the grant of a SAR, the SAR with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

SECTION 12.  CONTINUED EMPLOYMENT

     Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of, or service to, the Company or interfere in any way with the right of the Company to terminate the Participant's employment at any time.

SECTION 13.  CHANGE IN CONTROL

     (A) Upon a Change in Control, any Restricted Stock Award shall be free of all restrictions for the full number of awarded shares less such number as may have been theretofore acquired under the Restricted Stock Award.

     (B) Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Incentive Award, and payment of any Incentive Award shall be made in cash as soon as practicable after such Change in Control based upon achievement of the Performance Goals applicable to such Award up to the date of the Change in Control. Further, the Company's obligation with respect to such Incentive Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Incentive Award as may be appropriate to reflect such Change in Control.

     (C) Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Performance Unit Award, and payment of any Performance Unit Award shall be made in cash as soon as practicable after such Change in Control based upon achievement of the Performance Goals applicable to such Performance Unit Award up to the date of the Change in Control. If such Performance Unit Award was established in shares of Common Stock, the amount of cash to be paid to a Participant with respect to the Performance Unit Award shall be determined by multiplying
(x) the number of shares of Common Stock relating to such Performance Unit Award, by (y) the Fair Market Value on the date of the Change in Control. Further, the Company's obligation with respect to such Performance Unit
Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Performance Unit Award as may be appropriate to reflect such Change in Control.

     (D) Upon a Change in Control, any Option Award or SAR Award shall become immediately exercisable for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Option Award or SAR Award from and after the date of such Change in Control, unless otherwise provided in the Notice of Grant.

SECTION 14.  WITHHOLDING TAXES

     Federal, state or local law may require the withholding of taxes applicable to gains resulting from the payment or vesting of an Award. Unless otherwise prohibited by the P&C Committee, each Participant may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Participant pursuant to the vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation; or (iii) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the amount of the withholding tax obligation arising from the vesting of an Award. A Participant's election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the P&C Committee may adopt, and may be disapproved by the P&C Committee. If the amount requested is not paid, the P&C Committee may refuse to issue Common Stock under this Plan.

SECTION 15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, the number or kind of shares that may be issued under this Plan pursuant to Section 3 hereof and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Recipient shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes hereof.



SECTION 16.  AMENDMENT AND TERMINATIONS

     The Committees may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that: (i) the Committees may not, without approval by the Board and the shareholders, (a) materially increase the benefits provided to Recipients under this Plan or
(b) provide for the re-pricing of Options; and (ii) any amendment with respect to Restricted Stock granted to Outside Directors must be approved by the full Board.

     Termination of this Plan shall not affect any Awards made hereunder which are outstanding on the date of termination and such Awards shall continue to be subject to the terms of this Plan notwithstanding its termination.

SECTION 17.  MISCELLANEOUS PROVISIONS

     (A) Except as to Awards of Restricted Stock to Outside Directors, no Participant or other person shall have any claim or right to be granted an Award under this Plan.

     (B) A Recipient's rights and interest under this Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a Recipient's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Recipient in this Plan shall be subject to any obligation or liability of such individual; provided, however, that a Recipient's rights and interest under this Plan may, subject to the discretion and direction of the Committees, be made transferable by such Recipient during his or her lifetime. Except as specified in Section 6 hereof, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

     (C) No Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws.

     (D) The expenses of this Plan shall be borne by the Company.

     (E) By accepting any Award under this Plan, each Recipient and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, and the Committees.

     (F) Awards granted under this Plan shall be binding upon the Company, its successors, and assigns.

     (G)  Nothing  contained  in this Plan  shall  prevent  the Board  from
adopting  other  or  additional  compensation   arrangements,   subject  to
shareholder approval if such approval is required.

     (H) Each Recipient shall be deemed to have been granted any Award on the date the Committees took action to grant such Award under this Plan or such date as the Committees in their sole discretion shall determine at the time such grant is authorized.

SECTION 18.  EFFECTIVENESS OF THIS PLAN

     This Plan was originally approved by the shareholders of the Company on January 27, 2000. The Amended and Restated Plan shall be submitted to the shareholders of the Company for their approval and adoption on January 25, 2001, or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. If not approved by the shareholders of the Company at the January 25, 2001 Annual Meeting, the original Plan shall remain in effect with respect to Awards other than Option Awards and SAR

Awards. No Option Awards or SAR Awards shall be made under the Amended and Restated Plan unless and until the Amended and Restated Plan has been approved and adopted at a meeting of the Company's shareholders.



SECTION 19.  GOVERNING LAW

     The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.